Exhibit 1.3

Nomura Holdings, Inc.

Medium-Term Notes, Series A

Distribution Agreement

[    ], 2010

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

Ladies and Gentlemen:

Nomura Holdings, Inc., a joint stock corporation with limited liability organized under the laws of Japan (the “Company”), proposes to issue and sell from time to time its Medium-Term Notes, Series A (the “Securities”) and agrees with each Agent as set forth in this Distribution Agreement (this “Agreement”) between the Company and Nomura Securities International Inc. Each of the terms “the Agents”, “such Agent”, “any Agent”, “an Agent”, “each Agent”, “the Purchasing Agent” and “the Selling Agent”, when used in this Agreement or in any Terms Agreement (as defined below) or in the Annexes hereto, shall mean Nomura Securities International, Inc. except at any time when more than one Agent is acting as such hereunder, as contemplated in Section 11 hereof.

The Company acknowledges and agrees that Nomura Securities International, Inc. may use the Prospectus (as defined below) in connection with offers and sales of the Securities as contemplated in the Prospectus under the caption “Plan of Distribution (Conflicts of Interest) — Market-Making Resales by Affiliates” (“Secondary Market Transactions”). The Company further acknowledges and agrees that Nomura Securities International, Inc. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Company. The term “Agent”, whenever used in this Agreement, shall include Nomura Securities International, Inc., whether acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company when and as instructed by the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Annex I hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such sale in accordance with Section 2(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

The Securities will be issued under the Amended and Restated Senior Debt Indenture, dated [    ], 2010 (as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (including any successor trustee thereunder, the “Trustee”). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

1. The Company represents and warrants to, and agrees with, each Agent that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form F-3 (File No. 333-165049) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding all Forms T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as supplemented by the prospectus supplement dated September 8, 2010 relating to the Securities, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the “Prospectus as amended or supplemented”, other than in Section 1(c)(i) hereof, shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent through Nomura Securities International, Inc. expressly for use therein;

(c)(i) With respect to any issue of Securities to be sold pursuant to a Terms Agreement, the “Applicable Time” will be such time on the date of such Terms Agreement as is specified therein as the Applicable Time, and the “Pricing Disclosure Package” will be the Prospectus as amended or supplemented at the Applicable Time together with (A) the information referenced in Schedule II(b) to such Terms Agreement and (B) such other documents, if any, as may be listed in Schedule II(a) to such Terms Agreement, taken together; (ii) with respect to each such issue of Securities, the Pricing Disclosure Package, as of the

Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each such issue of Securities, each Issuer Free Writing Prospectus listed in Schedule II(a) to the applicable Terms Agreement, if any, will not conflict with the information contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented and, taken together with the Pricing Disclosure Package as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section 1(c) shall not apply to statements or omissions made in any Pricing Disclosure Package or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein;

(d) The documents incorporated by reference in the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented relating to a particular issuance of Securities; and no such documents will be filed with the Commission after the Commission’s close of business on the business day immediately prior to the date of the applicable Terms Agreement and prior to the date of execution of such Terms Agreement, except as set forth on Schedule II(c) to such Terms Agreement;

(e) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(f)(i) Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development or event involving a prospective material adverse change of which the Company is aware, in or affecting the condition (financial or otherwise), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Prospectus as amended or supplemented. As used herein, the term “Significant Subsidiaries” means Nomura Securities Co., Ltd., Nomura Asset Management Co., Ltd., The Nomura Trust and Banking Co., Ltd., Nomura Securities International, Inc., Nomura International plc and Nomura International (Hong Kong) Limited;

(g) The Company has been duly organized and is validly existing as a joint stock corporation with limited liability under the laws of Japan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(h) Each of the Company’s Significant Subsidiaries has been duly incorporated or organized, is validly existing as a corporation and, where such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Significant Subsidiary owned by the Company, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary owned by the Company, directly or through subsidiaries, was issued in violation of the preemptive or other similar rights of any securityholder of such Significant Subsidiary;

(i) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(j) The Securities have been duly authorized, and, when issued and delivered against payment of the purchase price therefor pursuant to the Indenture, this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms, and the Securities of any particular issuance of Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

(k) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of its Articles of Incorporation, Regulations of the Board of Directors, Regulations of the Executive Management Board, Share Handling Regulations or similar organizational documents or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

(l) The statements set forth in the Prospectus as amended or supplemented under the captions “Description of Senior Debt Securities”, “Description of Notes” and “Legal Ownership and Book-Entry Issuance”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Taxation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(m) The Company is not and, after giving effect to each offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)(i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the time of signing of the Terms Agreement, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(o) Except as described in the Prospectus as amended or supplemented, payments made by the Company to the holders of the Securities who are non-resident individuals or non-Japanese corporations, having no permanent establishment in Japan, will not be subject to any withholdings or similar charges for or on account of taxation under the current laws of Japan or any political subdivision of Japan;

(p) Ernst & Young ShinNihon LLC, the accountants who certified certain financial statements of the Company and its consolidated subsidiaries and audited the Company’s internal control over financial reporting, are (i) an independent registered public accounting firm as required by the Act, the rules and regulations of the Commission thereunder and the applicable rules and regulations adopted thereunder by the Public Company Accounting Oversight Board and (ii) independent auditors with respect to the Company under Article 193-2, Section 1 of the Financial Instruments and Exchange Act of Japan, as amended (the “FIEA”), the Certified Public Accountants Law of Japan and the applicable rules and regulations thereunder;

(q) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation by the Company of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such financial statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, all within the meaning of Section 13(b)(2) of the Exchange Act;

(r) The Company maintains disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act and the FIEA is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations under the Exchange Act, the FIEA and the rules and forms of the Commission, as the case may be, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;

(s) The consolidated annual financial statements (and, if applicable, the unaudited consolidated quarterly financial statements), in each case together with the related notes, of the Company included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in equity, comprehensive income and cash flows of the Company and its consolidated subsidiaries for the periods specified, and said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as described in the Registration Statement and the Prospectus, as amended or supplemented. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as described in the Registration Statement and the Prospectus, as amended or supplemented; all other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t) No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Agents to any Japanese taxing or other Japanese governmental authority in connection with (a) the creation, issuance, sale or delivery by the Company of the Securities to the Agents in the manner contemplated by this Agreement, (b) assuming that none of the Agents has any permanent establishment in Japan for Japanese tax purposes, the sale by the Agents of the Securities in the manner contemplated by this Agreement and the Prospectus, (c) assuming that none of the Agents has a permanent establishment in Japan for Japanese tax purposes, the execution, delivery or performance of this Agreement or any Terms Agreement or (d) the execution, delivery or performance of the Indenture or the consummation of any of the transactions contemplated therein;

(u) Except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or third party, Japanese or foreign, now pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, any Terms Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company and its subsidiaries are a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, if determined adversely to the Company and its subsidiaries, result in a Material Adverse Effect;

(v) Each of this Agreement, any Terms Agreement, the Indenture and the Securities is in proper form under the laws of Japan to be enforced against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Japan of this Agreement, any Terms Agreement, the Indenture or the Securities, as the case may be, it is not necessary that this Agreement, any Terms Agreement, the Indenture or the Securities or any other documents be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid by the Agents or purchasers therefrom on or in respect of this Agreement, any Terms Agreement, the Indenture or the Securities or any other document to be furnished hereunder or thereunder;

(w) None of the Company, any of its affiliates, as such term is defined in Rule 501(b) of Regulation D under the Act, or any person acting on behalf of any of them has taken or will take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(x) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Japanese national or local or any foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(y) There are no pending investigations by any tax authorities, Japanese or foreign, relating to the Company or any of its subsidiaries which would, if determined adversely to the Company or the relevant subsidiary (as applicable), singly or in the aggregate, result in a Material Adverse Effect. All Japanese income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise required to be paid have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except for the failure to file returns or to pay taxes that would not result in a Material Adverse Effect. The Japanese income tax returns of the Company and its subsidiaries through the latest fiscal year have been settled and no assessment in connection therewith has been made, or could reasonably be expected to be made, against the Company and its subsidiaries, except where the failure to settle the returns or the making of the assessment would not result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable Japanese, foreign or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or otherwise required to be paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries, in respect of any income and corporation tax liability of the Company and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect;

(z) Any statistical and market-related data included in the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects;

(aa) Except as disclosed in the Registration Statement, (i) neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Incorporation, Regulations of the Board of

Directors, Regulations of the Executive Management Board, Share Handling Regulations or similar organizational documents, (ii) neither the Company nor any of its subsidiaries is in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Japanese or foreign, having jurisdiction over the Company or any subsidiary or any of their respective assets, properties or operations, and (iii) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except, in the case of clause (ii) or (iii) above, for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect;

(bb) Neither the Company nor any of its Significant Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Significant Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any Japanese or foreign government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or equivalent laws and regulations of other jurisdictions (to the extent applicable) in which the Company and its Significant Subsidiaries operate, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, in each case with such exception as would not, singly or in the aggregate, result in a Material Adverse Effect;

(dd) None of the Company, any subsidiary of the Company or, to the best knowledge of the Company, any of their respective directors, officers or employees or any affiliate of the Company is a person with whom transactions are currently prohibited under any United States sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds from the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

(ee) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, made any contribution, payment or gift to any candidate for public office where either such contribution, payment or gift or the purpose of such contribution, payment or gift was or is prohibited under any applicable law, rule or regulation of any jurisdiction;

(ff) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications;

(gg) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities;

(hh) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(ii) Upon issuance, the Securities will be admitted to trading on the Professional Securities Market of the London Stock Exchange.

2.(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, upon receipt of instructions from the Company, to act as agent of the Company and to use its reasonable efforts to solicit and receive offers to purchase a particular Security or Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. Each Agent shall solicit offers to purchase only Securities having such terms, and shall solicit such offers only during such periods, as the Company shall instruct such Agent. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf in transactions with persons other than broker-dealers, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(i) hereof or any similar provision included in any Terms Agreement.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the “Administrative Procedure”). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

The Company reserves the right, in its sole discretion, at any time when the Company has instructed any Agent to solicit offers to purchase the Securities, to instruct such Agent to suspend, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City after receipt of notice from the Company, such Agent will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has instructed such Agent to resume such solicitation. During such period, the Company shall not be required to comply with the provisions of Sections 4(h), 4(i) and 4(j) with regard to such Agent. Upon advising such Agent that such solicitation may be resumed, however, the Company shall simultaneously provide the documents (if any) required to be delivered by Sections 4(h), 4(i) and 4(j), and such Agent shall have no obligation to solicit offers to purchase the Securities until such documents have been received by such Agent. In addition, any failure by the Company to comply with its obligations hereunder, including its obligations to deliver the documents required by Sections 4(h), 4(i) and 4(j), with regard to any Agent shall automatically terminate such Agent’s obligations hereunder, including its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold or in an amount as agreed between the Agent and the Company:

Range of Maturities	Commission (percentage of aggregate principal amount of Securities sold)
Less than 1 year	.[ ]%
From 1 year to less than 1 1/2 years	.[ ]%
From 1 1/ 2 years to less than 2 years	.[ ]%
From 2 years to less than 3 years	.[ ]%
From 3 years to less than 4 years	.[ ]%
From 4 years to less than 5 years	.[ ]%
From 5 years to less than 6 years	.[ ]%
From 6 years to less than 7 years	.[ ]%
From 7 years to less than 10 years	.[ ]%
From 10 years to less than 12 years	.[ ]%
From 12 years to less than 15 years	.[ ]%
From 15 years to less than 20 years	.[ ]%
From 20 years to less than 30 years	.[ ]%
From 30 years to less than 40 years	.[ ]%
40 years and more	.[ ]%

(b) Each sale of Securities by the Company to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities by the Company to, and the purchase thereof by, such Agent; a Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent; the commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 hereof and such Terms Agreement may also include such other provisions (including provisions that modify this Agreement insofar as it sets forth the agreement between the Company and such Agent) as the Company and such Agent may agree upon. Unless otherwise specified in a Terms Agreement, each Agent proposes to offer Securities purchased by it as principal from the Company for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Company.

For each sale of Securities by the Company to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities by the Company to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein (or in such amount as may be agreed between such Agent and the Company).

Each time and date of delivery of and payment for Securities to be purchased from the Company by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery”.

(c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Terms Agreement or otherwise (including, in the case of Nomura Securities International, Inc., in any Secondary Market Transaction), not to solicit offers to purchase or otherwise offer, sell or deliver such Security, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.

(d) The Agents agree that the Securities have not been and will not be registered under the FIEA and will be subject to the Act on Special Measures Concerning Taxation of Japan, as amended (the “Special Taxation Measures Act”). Accordingly, each of the Agents has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Securities in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its initial distribution, directly or indirectly offer or sell the Securities in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (ii) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan but excluding certain financial institutions defined in Article 6, paragraph 9 of the Special Taxation Measures Act and any other excluded category of persons, corporations or other entities under the Special Taxation Measures Act), or any individual non-resident of Japan or non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, paragraph 4 of the Special Taxation Measures Act (such person is hereinafter referred to as a “specially-related person of the Company”), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or specially-related person of the Company, so as to satisfy the requirements of the tax exemption as provided for in Article 6 of the Special Taxation Measures Act and any other applicable laws, regulations and governmental guidelines of Japan.

3. The documents required to be delivered pursuant to Section 7 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, New York 10017, at 11:00 a.m. New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

4. The Company covenants and agrees with each Agent:

(a)(i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof, (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof or (C) during the period beginning on the Commencement Date and continuing for as long as may be required under applicable law, in the reasonable judgment of Nomura Securities International, Inc. after consultation with the Company, in order to offer and sell any Securities in Secondary Market Transactions as contemplated by the Prospectus (the “Secondary Transactions Period”) which shall be disapproved by Nomura Securities International, Inc. promptly after reasonable notice thereof;

(ii) to prepare, with respect to any Securities to be sold by the Company through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b)(2) under the Act not later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used;

(iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon;

(iv) with respect to any issue of Securities to be sold pursuant to a Terms Agreement, but only if requested by the Agents party to such Terms Agreement prior to the Applicable Time, to prepare a final term sheet relating to such Securities in the form set forth in Schedule III to such terms Agreement and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule;

(v) to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act;

(vi) to file promptly all reports required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities (including, in the case of Nomura Securities International, Inc. in any Secondary Market Transactions during the Secondary Transactions Period), and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information;

(vii) in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any qualification, in each case as described immediately preceding clause (vi), to use promptly its best efforts to obtain its withdrawal;

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by Nomura Securities International, Inc. and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by Nomura Securities International, Inc. promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by such Agent, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to such Agent; provided that, if at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to such Agent and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale by such Agent of the Securities (including, in the case of Nomura Securities International, Inc., in any Secondary Market Transactions during the Secondary Transactions Period);

(e)(i) To furnish such Agent with copies of the Registration Statement and each amendment thereto and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time;

(ii) if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the applicable Pricing Supplement in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal and including, in the case of Nomura Securities International, Inc., in any Secondary Market Transactions during the Secondary Transactions Period, whether before or after such expiration) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day in New York City later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance;

(iii) notwithstanding paragraph (ii) above, if during the period specified in such paragraph such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in respect of transactions in the Securities (including, in the case of Nomura Securities International, Inc., in any Secondary Market Transactions during the Secondary Transactions Period), to promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to such Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Company may elect, upon notice to Nomura Securities International, Inc., not to comply with this paragraph (iii) with respect to any Secondary Market Transaction, but only for a period or periods that the Company reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, Nomura Securities International, Inc. shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Company that it may resume using such document (or such document as it may be amended or supplemented);

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) So long as any Securities are outstanding, to furnish or make available to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission by the Company electronically; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Commission);

(i) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent, and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which are substantially similar to the Securities except pursuant to this Agreement or any Terms Agreement, or except in an offering of Securities that are not, and are not required to be, registered under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities (other than in Secondary Market Transactions);

(j) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase from the Company by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

(k) That reasonably in advance of each time any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Prospectus and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of (i) an opinion and letter by Sullivan & Cromwell LLP, as United States counsel to the Company, (ii) an opinion and letter by Simpson Thacher & Bartlett LLP, as United States counsel to the Agent, and (iii) an opinion of Anderson Mori & Tomotsune, as Japanese counsel to the Company, in each case as a condition to the purchase of Securities pursuant to each such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable each of them to furnish to such Agent the opinion or opinions referred to in Section 7(b) and Section 7(c) hereof;

(l) That reasonably promptly after each time any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(l) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent registered public accounting firm who audited the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement or incorporation or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 7(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than three business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 7(d) hereof which was last furnished to such Agent;

(m) That reasonably promptly after each time any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Prospectus and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(m) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment or incorporation or the Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 7(i) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in said Section 7(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(n) That reasonably promptly after each time any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a certificate under this Section 4(n) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate of the chief financial officer of the Company, dated the date of such amendment, supplement or incorporation or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the certificate referred to in Section 7(j) hereof, but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate, with such changes as may be necessary to reflect changes in the information derived from the accounting records of the Company;

(o) To offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 7(a), 7(e), 7(f), 7(g) or 7(h) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(o), for the respective judgments of an Agent with respect to certain matters referred to in Sections 7(e) and 7(g) hereof, and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 7(e) and 7(g) on behalf of any such person);

(p) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus as amended or supplemented under the caption “Use of Proceeds”; and

(q) If such Agent shows the Company a list of investors to whom such Agent intends to sell any Securities in the initial distribution thereof, to promptly inform such Agent of the specially-related persons of the Company (other than those acting as an Agent or as an agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business) contained in such list, if any.

5.(a)(i) The Company and each Agent agree that the Agents may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(ii) Each Agent represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Company and Nomura Securities International, Inc. and that, with respect to any issue of Securities to be sold pursuant to a Terms Agreement, Schedule II(a) to such Terms Agreement will be a complete list of any free writing prospectuses for which the Agents have received such consent; and

(iii) The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of Nomura Securities International, Inc. and that, with respect to any issue of Securities to be sold pursuant to a Terms Agreement, Schedule II(a) to such Terms Agreement will be a complete list of any free writing prospectuses for which the Company has received such consent;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or the Pricing Supplement or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Nomura Securities International, Inc. and, if requested by Nomura Securities International, Inc., will prepare and furnish without charge to each Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Agent through Nomura Securities International, Inc. expressly for use therein.

6. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(d) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities (other than, in the case of Nomura Securities International, Inc., in any Secondary Market Transactions); (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture and the Securities; (viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. Except as provided in Sections 8 and 9 hereof, each Agent shall pay all other expenses it incurs.

7. The obligation of any Agent, as agent of the Company, at any time (“Solicitation Time”) to solicit offers to purchase the Securities from the Company and the obligation of any Agent to purchase Securities from the Company as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(j) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or at and as of both such Time of Delivery and Time of Sale, as the case may be (“Time of Sale” shall mean, with respect to any obligation of an Agent to purchase Securities as principal, the time when the related Terms Agreement becomes effective or if there is no Terms Agreement, the time when the Agent otherwise becomes committed to purchase the Securities); the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed; and the following additional conditions:

(a) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, (i) the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) the final term sheet contemplated by Section 4(a)(iv) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; (iv) no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission, and (v) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b)(i)(A) Sullivan & Cromwell LLP, acting as United States counsel to the Company, shall have furnished to such Agent an opinion and a letter, dated the Commencement Date, to the effect set forth in Annex III hereto and (B) if and to the extent requested by such Agent, Sullivan & Cromwell LLP, acting as United States counsel to the Company, shall have furnished to such Agent, with respect to each applicable filing date and each applicable sale date relating to such Agent referred to in Section 4(k) hereof that is after the Commencement Date but is on or prior to such Solicitation Time or Time of Delivery, as the case may be, a letter or letters, dated such applicable filing date or the Time of Delivery relating to such applicable sale date, as the case may be, to the effect that such Agent may rely on the opinion and letter which were last furnished to such Agent pursuant to Section 7(b)(i)(A) to the same extent as though they were dated the date of such letter or letters authorizing reliance (except that the statements in such last opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion and letter, an opinion and letter of the same tenor as the opinion and letter referred to in the preceding clause (A) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; (ii) (A) Simpson Thacher & Bartlett LLP, acting as United States counsel to the Agent, shall have furnished to such Agent an opinion and a letter, dated the Commencement Date, in form and substance satisfactory to the Agent and (B) if and to the extent requested by such Agent, Simpson Thacher & Bartlett LLP, acting as United States counsel to the Agent, shall have furnished to such Agent, with respect to each applicable filing date and each applicable sale date relating to such Agent referred to in Section 4(k) hereof that is after the Commencement Date but is on or prior to such Solicitation Time or Time of Delivery, as the case may be, a letter or letters, dated such applicable filing date or the Time of Delivery relating to such applicable sale date, as the case may be, to the effect that such Agent may rely on the opinion and letter which were last furnished to such Agent pursuant to Section 7(b)(ii)(A) to the same extent as though they were dated the date of such letter or letters authorizing reliance (except that the statements in such last opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion and letter, an opinion and letter of the same tenor as the opinion and letter referred to in the preceding clause (b)(ii)(A) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case described in clauses (i) and (ii) above, each such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)(i) Anderson Mori & Tomotsune, acting as Japanese counsel to the Company, shall have furnished to such Agent such counsel’s opinion and letter, dated the Commencement Date, to the effect set forth in Annex IV hereto and (ii) if and to the extent requested by such Agent, Anderson Mori & Tomotsune, acting as Japanese counsel to the Company, shall have furnished to such Agent, with respect to each applicable filing date and each applicable sale date relating to such Agent referred to in Section 4(k) hereof that is after the Commencement Date but is on or prior to such Solicitation Time or Time of Delivery, as the case may be, a letter or letters, dated such applicable filing date or the Time of Delivery relating to such applicable sale date, as the case may be, to the effect that such Agent may rely on the opinion and letter which were last furnished to such Agent pursuant to Section 7(c)(i) to the same extent as though they were dated the date of such letter or letters authorizing reliance (except that the statements in such last opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion and letter, an opinion and letter of the same tenor as the opinion and letter referred to in the preceding clause (c)(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)(i) Not later than 9:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(l) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent registered public accounting firm who have audited the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent and (ii) to the extent requested by such Agent, such independent registered public accounting firm, shall have furnished to such Agent, with respect to each applicable filing date and each applicable sale date relating to such Agent referred to in Section 4(l) hereof that is after the Commencement Date but is on or prior to such Solicitation Time or Time of Delivery, as the case may be, a letter or letters, dated such applicable filing date or the Time of Delivery relating to such applicable sale date, as the case may be, to the effect that such Agent may rely on the letter which was last furnished to such Agent pursuant to Section 7(d)(i) to the same extent as though they were dated the date of such letter or letters reaffirming the statements made in the letter or letters furnished pursuant to Section 7(d)(i).

(e)(i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change (or any development or event involving a prospective material adverse change of which the Company is aware) in or affecting the condition (financial or otherwise), business, prospects, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Time of Delivery;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined on Section 3 under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) trading in any securities of the Company on any exchanges on which such securities are listed has been suspended or materially limited by the relevant governmental authorities or self-regulatory organizations, or trading generally on the London Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market or the Tokyo Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority of the United States, the Financial Services Agency of Japan, the U.K. Listing Authority or any other governmental authority other than daily limits or ranges imposed in the ordinary course by the Tokyo Stock Exchange, (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or otherwise in the United Kingdom or Japan or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, or Japan, (iii) there occurs any change or development involving a prospective change in Japanese or United States taxation that would reasonably be expected to have a material adverse effect on the Securities or the transfer thereof, (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Japan or the declaration by the United States, the United Kingdom or Japan of a national emergency or war, or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Time of Delivery;

(h)(i) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, on or after the date hereof or of any applicable Terms Agreement there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and (ii) with respect to any Security linked to the capital stock of an issuer other than the Company, additional conditions comparable to those set forth in Sections 7(e) and (g) shall have been satisfied with respect to such issuer (with such additional conditions being identical to those in Sections 7(e), (f) and (g), except that, for this purpose, all references to the

Company in such sections shall be deemed to mean such other issuer and, if the principal trading market for such other issuer’s capital stock is not the New York Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange or the Tokyo Stock Exchange, the reference to the New York Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange or the Tokyo Stock Exchange in Section 7(g)(i) shall be deemed to mean either the New York Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange or the Tokyo Stock Exchange or such principal trading market and in Section 7(g)(ii) shall be deemed to mean only such principal trading market), it being understood that nothing in this clause (ii) shall limit or otherwise affect conditions in Sections 7(e) and (g), which shall apply in addition to any conditions applicable pursuant to this clause (ii);

(i) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be (and in the case of any certificates provided at a Time of Delivery, also at and as of the applicable Time of Sale), as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a), (e) and (f) of this Section 7, and as to such other matters as such Agent may reasonably request, together with all such documents as counsel for such Agent and counsel for the Company may reasonably require for the purpose of enabling them to deliver the opinions and letters required to be delivered by them under this Agreement; and

(j) The Company shall have furnished or caused to be furnished to such Agent certificates of the chief financial officer of the Company dated the Commencement Date and each applicable date referred to in Section 4(n) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form satisfactory to such Agent at and as of the Commencement Date or such applicable date, as the case may be (and in the case of any certificates provided at a Time of Delivery, also at and as of the applicable Time of Sale), with respect to certain financial information contained in the Prospectus.

It is understood and agreed that the opinions, letters and certificates to be furnished on the Commencement Date pursuant to Sections 7(b)(i)(A), (b)(ii)(A), (c)(i), (d)(i), (i) and (j) above may, if Nomura Securities International, Inc. requests a later date in writing, instead be furnished on such later date, and the furnishing of such documents shall not be a condition to any obligations of the Agents hereunder or under any Terms Agreement as of any time prior to such later date.

8.(a) The Company will indemnify and hold harmless each Agent, its affiliates, its selling agents, its and their directors, officers, agents, affiliates and employees, and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (1) against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such party for any legal or other expenses reasonably incurred by it in connection with investigating, preparing or defending any such action or claim as such expenses are incurred and (2) against any losses, claims, damages or liabilities, to which such parties may become subject to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below)

any such settlement is effected with the written consent of the Company; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

(b) Each Agent will indemnify and hold harmless the Company , its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse such parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 8 (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(2) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 8 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) of this Section 8, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent from the Company in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(e), each person, if any, who controls an Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Agent’s affiliates shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of each of the Agents under this subsection (e) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act and each broker-dealer affiliate of any Agent; and the obligations of each Agent under this Section 8 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

10. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

11.(a) The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination (including all Securities that may be the subject of a Secondary Market Transaction at any time during the Secondary Transactions Period) and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a) and Sections 4(d), 4(e), 6, 8, 9 and 10 hereof are concerned.

(b) The Company, in its sole discretion, may appoint one or more additional parties to act as Agents hereunder from time to time. Any such appointment shall be made in a writing signed by the Company and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Company and such other party. When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment. The Company shall deliver a copy of such appointment to each other Agent promptly after it becomes effective.

(c) The Company, in its sole discretion, may increase the aggregate initial offering price of the Securities from time to time without consent of, or notice to, any Agent.

(d) The Company and any Agent may amend any provision of this Agreement with respect to such Agent without consent of, or notice to, any other Agent. Any such amendment shall be made in a writing signed by the Company and each Agent that is a party to such amendment. In the event of such amendment, this Agreement shall remain in full force and effect with respect to any Agent that is not a party to such amendment (without giving effect to such amendment with respect to such Agent) unless suspended or terminated with respect to such Agent pursuant to clause (a) of this Section 11.

12. The following terms shall apply to any Terms Agreement if provided for therein:

(a) If any Agent shall default in its obligation to purchase the Securities which it has agreed to purchase pursuant to such Terms Agreement, the Representatives named in such Terms Agreement may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms provided by such Terms Agreement. If within thirty-six hours after such default by any Agent the

Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Agent” as used with respect to such Terms Agreement shall include any person substituted under this Section 12 (if applicable) with like effect as if such person had originally been a party to such Terms Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Agent or Agents by the Representatives and the Company as provided in subsection (a) of this Section 12, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities covered by such Terms Agreement, then the Company shall have the right to require each non-defaulting Agent to purchase the principal amount of Securities which such Agent agreed to purchase pursuant to such Terms Agreement and, in addition, to require each non-defaulting Agent to purchase its pro rata share (based on the principal amount of Securities which such Agent agreed to purchase pursuant to such Terms Agreement) of the Securities of such defaulting Agent or Agents for which such arrangements have not been made; but nothing herein shall relieve a defaulting Agent from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Agent or Agents by the Agents and the Company as provided in subsection (a) of this Section 12, the aggregate principal amount of Securities pursuant to such Terms Agreement which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities under such Terms Agreement, or if the Company shall not exercise the right described in subsection (b) of this Section 12 to require non-defaulting Agents to purchase Securities of a defaulting Agent or Agents, then such Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Agent or the Company, except for the expenses to be borne by the Company and the Agents as provided in Section 6 hereof and the indemnity and contribution agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Agent from liability for its default.

13. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Nomura Securities International, Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to 2 World Financial Center, Building B, New York, New York 10281-1198, Facsimile No. (646) 587-9327, Attention: Head of Debt Capital Markets; if to any Agent other than Nomura Securities International, Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to the facsimile number or address provided by such Agent to the Company in the document appointing such Agent as an Agent under this Agreement; and if to the Company, shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to the address of the Company set forth in the Registration Statement, Facsimile No. (03) 3275-1640, Attention: Group Treasury Department. Any such statements, requests, notices or advices shall take effect upon receipt thereof.

14. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company and, to the extent provided in Sections 8, 9 and 10 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and Tokyo.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other, (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.

18. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. (a) The Company irrevocably consents and agrees for the benefit of the Agents that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York or the federal courts of the United States located in the County of New York and any appellate court from any thereof and hereby irrevocably consents and irrevocably submits to the non-exclusive personal jurisdiction of each such court in person and generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b) The Company and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby.

(c) The Company hereby irrevocably designates, appoints and empowers Nomura Holding America Inc., with offices currently at 2 World Financial Center, Building B, New York, New York 10281-1198 (Attention: Legal Department), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, it being understood and agreed that the designation, appointment and empowerment of Nomura Holding America Inc. as such authorized agent (the “Authorized Agent”) shall become effective immediately upon the execution of this Agreement without any further action on the part of the Company or any other person or entity. The Company represents to each Agent that it has notified Nomura Holding America Inc. of such designation, appointment and empowerment and that Nomura Holding America Inc. has accepted the same. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 19 satisfactory to the Agents. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 19 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to it, at its address specified in this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Agents to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 19 shall survive any termination of this Agreement, in whole or in part.

20. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

21. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agents could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Agent or any person controlling any Agent or any affiliate of any Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Agent or controlling person or affiliate of any sum in such other currency, and only to the extent that such Agent or controlling person or affiliate may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Agent or controlling person or affiliate hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or controlling person or affiliate against such loss. If the United States dollars so purchased are greater than the sum originally due to such Agent or controlling person or affiliate hereunder, such Agent or controlling person or affiliate agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent or controlling person or affiliate hereunder.

22. All payments by the Company to each Agent hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by, Japan or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Agent having some connection with any such jurisdiction other than its participation as Agent hereunder, and (ii) any income or franchise tax on the overall net income of such Agent imposed by the United States or any political subdivision of the United States (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

23. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

Very truly yours,

NOMURA HOLDINGS, INC.

By:
Name:
Title:

Accepted in New York, New York, as of the date hereof:

NOMURA SECURITIES INTERNATIONAL, INC.

ANNEX I

Nomura Holdings, Inc.

Medium-Term Notes, Series A

Terms Agreement

                    , 20

Nomura Securities International, Inc.

[    ]

[Insert names of any other purchasers]

Ladies and Gentlemen:

Nomura Holdings, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated [    ], 2010 (the “Distribution Agreement”) between the Company on the one hand and Nomura Securities International, Inc. and any other party acting as Agent thereunder on the other, to issue and sell to you the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[Notwithstanding the foregoing, insofar as it is deemed to be incorporated in and made a part of this Terms Agreement, the Distribution Agreement shall be subject to, and to the extent necessary amended by, the Letter of Appointment pursuant to which we appointed each of you (other than Nomura Securities International, Inc.) to act as an Agent under the Distribution Agreement on certain terms and conditions specified in such letter. For all purposes of this Terms Agreement, references to the “Agents” shall mean the Purchasing Agents listed in Schedule I hereto, for which Nomura Securities International, Inc. is acting as Representative. Each of you agrees that all determinations to be made by the Purchasing Agents under this Terms Agreement, including the determination whether or not the conditions in Section 7 of the Distribution Agreement have been satisfied and, if not, whether or not any such conditions shall be waived, shall be made solely by Nomura Securities International, Inc., on behalf of the Purchasing Agents.]

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form hereafter delivered to you will be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [each of] you, and [each of] you agree[s, severally and not jointly,] to purchase from the Company at the time and place and at the purchase price set forth in Schedule I hereto, the principal amount of Purchased Securities set forth [opposite your respective name] in Schedule I hereto. You further agree that any Purchased Securities offered and sold by you to initial purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in the Schedule hereto, unless you and the Company otherwise agree.

If the foregoing is in accordance with your understanding, please sign and return to us              counterparts hereof, and upon acceptance hereof by you [,on behalf of each of the Agents,] this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [you] [each of the Agents] and the Company. [It is understood that your acceptance of this letter on behalf of each of the Agents is or will be pursuant to authority granted to you by such Agent.]

Very truly yours,

NOMURA HOLDINGS, INC.

By:
Name:
Title:

Accepted in New York, New York, as of the date hereof:

(NOMURA SECURITIES INTERNATIONAL, INC.)

Schedule I to Annex I

Title of Purchased Securities:

Medium-Term Notes, Series A

[    ] [%] [Floating Rate] Notes due [    ]

Aggregate Principal Amount:

[$                     or units of other Specified Currency]

[Price to Public:]

Purchase Price Payable by [            ] [Name(s) of other Purchasing Agents]:

    % of the principal amount of the Purchased Securities [, plus accrued interest from                      to                     ]

Method of and Specified Funds for Payment of Purchase Price:

[By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds]

[By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture:

Amended and Restated Senior Debt Indenture, dated as of [    ], 2010, between the Company and Deutsche Bank Trust Company Americas, as Trustee

Applicable Time:

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity Date:

Interest Rate:

[    %] [Zero Coupon] [Describe applicable floating rate provisions]

Interest Payment Dates:

[months and dates]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[None]

[(1) The opinions and letters of counsel referred to in Sections [4(k)(i)] [4(k)(ii)] and [4(k) (iii)].]

[(2) The accountants’ letter referred to in Section 4(l).]

[(3) The officers’ certificate referred to in Section 4(m).]

[(4) The chief financial officer’s certificate referred to in Section 4(n)]

Other Provisions (including Syndicate Provisions, if applicable):

[The provisions of Section 12 of the Distribution Agreement shall apply with respect to this Terms Agreement, and the Representatives referred to in Section 12 shall be Nomura Securities International, Inc.]

[expense reimbursement upon termination]

[With regard to the offering and sale of the Securities, all determinations and actions required or permitted to be made pursuant to the Distribution Agreement or the Terms Agreement by the Agent(s) or the Representatives (including determinations as to whether or not any closing condition has been satisfied and whether or not any unsatisfied conditions shall be waived) shall instead be made [solely] by [Nomura Securities International, Inc.] on behalf of all of the Agent(s) or Representatives.]

Schedule II to Annex I

(a) Issuer Free Writing Prospectuses:

•	Final term sheet in the form set forth in Schedule III hereto, but only if the Company is obligated to prepare and file such term sheet pursuant to Section 4(a)(iv) of the Distribution Agreement.

(b) Additional Information in Pricing Disclosure Package:

In addition to the Prospectus as amended or supplemented at the Applicable Time, the Pricing Disclosure Package consists of the following information:

•	The statements under the caption [“Specific Terms of the Notes”] in, and the information [in the table] on the front cover of, the Pricing Supplement.

(c) Additional Documents Incorporated by Reference:

Schedule III to Annex I

[To be modified as appropriate and completed prior to execution of this Terms Agreement]

Nomura Holdings, Inc.

Title of Purchased Securities:

Aggregate Principal Amount Offered:

Price to Public:

Settlement Date:

Managing Underwriters:

Purchase Price by Underwriters:

Maturity Date:

Interest Rate:

Interest Payment Dates:

Interest Reset Dates:

Redemption Provisions:

[Other Provisions:]

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by accessing EDGAR on the SEC Web site at www.sec.gov. Alternately, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [                    ].

ANNEX II

Nomura Holdings, Inc.

Administrative Procedure

This Administrative Procedure relates to the Securities defined in the Distribution Agreement for the Medium-Term Notes, Series A, dated [    ], 2010 (the “Distribution Agreement”), between Nomura Holdings, Inc., a joint stock corporation with limited liability organized under the laws of Japan (the “Company”) on the one hand and Nomura Securities International, Inc. and any other party acting as Agent thereunder, on the other, to which this Administrative Procedure is attached as Annex II. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented, the Indenture or the Securities. To the extent the procedures set forth below conflict with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture and the Distribution Agreement shall control.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent”.

The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to the Trustee, as agent for The Depository Trust Company (the “Depositary”), and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”), or a certificate issued in definitive form (a “Certificated Security”) delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I: ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Agent and Settlement Procedures:

A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Book-Entry Securities to be purchased;

(2)	If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

(7)	The Exchange Rate Agent and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Company;

(11)	If a redeemable or repayable Book-Entry Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par),

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(iv)	Repayment date, and

(v)	Repayment price;

(12)	If an Original Issue Discount Book-Entry Security, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	If a Floating Rate Book-Entry Security, such of the following as are applicable:

(i)	Interest Rate Basis,

(ii)	Index Maturity and Index Currency,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Base Rate,

(vii)	Initial Interest Rate,

(viii)	Interest Reset Dates,

(ix)	Calculation Dates,

(x)	Interest Determination Dates,

(xi)	Interest Payment Dates,

(xii)	Regular Record Dates, and

(xiii)	Calculation Agent; and

(14)	Selling Agent or Purchasing Agent.

B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security representing such Book-Entry Security from a list of CUSIP numbers previously delivered to the Trustee by the Company and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C. The Trustee will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Ratings Group (or such other entity that assigns CUSIP numbers or any other identification designations being used for the relevant Securities):

(1)	The applicable Sale Information;

(2)	CUSIP number of the Global Security representing such Book-Entry Security;

(3)	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)	The interest payment period; and

(6)	Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (which in the case of Floating Rate Securities that reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

E. The Depositary will credit such Book-Entry Security to the Agent’s participant account at the Depositary.

F. Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

G. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedure “F” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

H. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at [    ], [New York, New York], or such other account as the Company may have previously specified to the Trustee, funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F”.

I. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

J. Such Agent will confirm the purchase of such Book-Entry Security to the purchasers either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchasers.

K. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:

If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the business day following the Trade Date (as defined below), or if the Company and the purchaser(s) agree to settlement on the business day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchasers by Selling Agent:

The Selling Agent will deliver to each purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the third business day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Company and the purchaser(s) agree to settlement on another business day which shall be no earlier than the next business day after the Trade Date.

Settlement Procedure Timetable:

For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third business day after the Trade Date, Settlement Procedures “A” through “H” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure		Time

A	5:00 p.m.	on the business day following the Trade Date or 10:00 a.m. on the business day prior to the Settlement Date, whichever is earlier

B	12:00 noon	on the second business day immediately preceding the Settlement Date

C	2:00 p.m.	on the second business day immediately preceding the Settlement Date

D	9:00 a.m.	on the Settlement Date

E	10:00 a.m.	on the Settlement Date

F-G	2:00 p.m.	on the Settlement Date

H	4:45 p.m.	on the Settlement Date

I	5:00 p.m.	on the Settlement Date

If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second business day immediately preceding the Settlement Date. Settlement Procedure “G” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the business day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “F”, the Trustee may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security “canceled”, make appropriate entries in the Trustee’s records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser(s) thereof (or a person or persons, including an indirect participant in the Depositary, acting on behalf of such purchaser(s)), such participants and, in turn the Agent for such Book-Entry Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Security to such participants’ accounts and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Trustee’s participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “D”, for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART II: ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Agent:

After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Certificated Securities to be purchased;

(2)	If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

(7)	The Exchange Rate Agent and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Company;

(11)	If a redeemable or repayable Certificated Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par),

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(iv)	Repayment date, and

(v)	Repayment price;

(12)	If an Original Issue Discount Certificated Security, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	If a Floating Rate Certificated Security, such of the following as are applicable:

(i)	Interest Rate Basis,

(ii)	Index Maturity and Index Currency,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Base Rate,

(vii)	Initial Interest Rate,

(viii)	Interest Reset Dates,

(ix)	Calculation Dates,

(x)	Interest Determination Dates,

(xi)	Interest Payment Dates,

(xii)	Regular Record Dates, and

(xiii)	Calculation Agent;

(14)	Name, address and taxpayer identification number of the registered owner(s);

(15)	Denomination of certificates to be delivered at settlement; and

(16)	Selling Agent or Purchasing Agent.

Preparation of Pricing Supplement by Company:

If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the business day following the Trade Date, or if the Company and the purchaser(s) agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to each purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement, as applicable) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the “Settlement Date”) which is the third business day after the date of acceptance of such offer, unless the Company and the purchaser(s) agree to settlement (a) on another business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities, in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser(s) of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission; provided that the Selling Agent reserves the right to withhold any payment for which it has not received funds from the purchaser(s). The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

ANNEX III-1

[Form of Opinion of Sullivan & Cromwell LLP]

III-1

ANNEX III-2

[Form of Letter of Sullivan & Cromwell LLP]

III-2

ANNEX IV-1

[Form of Opinion of Anderson Mori & Tomotsune]

IV-1

ANNEX IV-2

[Form of Letter of Anderson Mori & Tomotsune]

IV-2